[LOGO]

                                                                    NEWS RELEASE

                                                                October 29, 2007

For Release: Immediately
Contact:     Investors:  Stacey A. Renner, (845) 486-5730
             News Media: Denise D. VanBuren, (845) 471-8323

                  CH Energy Group Posts Third Quarter Earnings

(Poughkeepsie, NY) CH Energy Group (NYSE:CHG) earnings during the third quarter of 2007 totaled 27 cents per share versus the 70 cents per share earning during the third quarter of 2006. Company officials reiterated their belief that the energy holding company will attain its year-end projected consolidated earnings of between $2.55 and $2.80 per share. Year-to-date earnings per share stand at $1.98, in comparison to $2.12 for the first three quarters of 2006.

      Changes in regulatory provisions and a number of significant, favorable, one-time and unusual items had contributed 31 cents per share to the third-quarter results of the prior year, when earnings per share totaled 70 cents. The 2007 third-quarter results were more typical of prior third-quarter results.

      "These results were consistent with our business plan, which recognized both the unique circumstances that had shaped third-quarter results last year and the seasonality of our business units," explained Steven V. Lant, Chairman of the Board, President and C.E.O. "What's most important is that we remain on target to reach our 2007 earnings projections."

      The following summarizes quarterly results by business unit:

Central Hudson Gas & Electric Corporation

      The utility earned 37 cents during the third quarter, as compared to the 67 cents it posted during the same period of the prior year. "Of the 30-cent variation, 21 cents are attributable to those unusual items that occurred in the third quarter of last year; the remaining 9 cents were primarily due to increased expenses - largely the additional expenses that we incurred as we accelerated our tree-trimming program in order to improve the reliability of service for our electric customers," Lant said. He projects that Central Hudson will contribute between $1.90 and $2.00 to annual earnings per share. Earnings per share year to date total $1.52.

Griffith Energy Services, Inc.

      The fuel distribution subsidiary posted a loss of 21 cents per share, as compared to the 15-cent loss it incurred during the same quarter of 2006. "The seasonal nature of Griffith's operations typically produces a loss during the third quarter, but this year we made several significant acquisitions that also impacted the results," Lant noted. "While creating a drag on the third quarter, these new companies are expected to be accretive to earnings beginning in the fourth quarter of 2007 and on an annualized basis."

      Lant noted Griffith invested $16 million in eight acquisitions during the first three quarters of 2007, acquiring 15,300 additional customers and moving into a new geographic market. The fuel distribution subsidiary now serves nearly 102,000 customers, an 18-percent increase over the same period of last year.

      Griffith's year-to-date earnings per share were 11 cents, as compared to the break-even level posted during the same three quarters of 2006. Two of the 11 cents resulted from acquisitions completed during 2007, with the remainder due largely to improved margins on petroleum sales and services, as well as 6 cents due to colder weather. CH Energy Group projects annual earnings per share from the subsidiary to total between 25 and 30 cents.

Other Businesses & Investments

      Quarterly earnings per share for other businesses and investments, including the Company's renewable energy portfolio, totaled 11 cents during the quarter, down from 18 cents during the third quarter of last year. The absence of a significant and unusual item in this year's third quarter was the primary reason for the quarter-over-quarter difference. Earnings per share for the first three quarters of 2007 from these investments totaled 35 cents, 4 cents lower than the same period of 2006. Lant reiterated that annual earnings per share for its other businesses are projected to total between 40 and 50 cents for 2007, and that he projects consolidated earnings per share for all business units will total between $2.55 and $2.80.

About CH Energy Group, Inc.

With nearly 475,000 customers, CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries: Central Hudson Gas & Electric Corporation is a regulated transmission and distribution utility serving approximately 371,000 customers in eight counties of New York State's Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany. Central Hudson Enterprises Corporation, a non-regulated subsidiary, is the umbrella for a family of energy-related companies and investments focused primarily on fuel distribution and renewable energy. Griffith Energy Service's fuel distribution business supplies energy products and services to approximately 102,000 customers in nine states, stretching from Rhode Island to the Washington, D.C. area. CHEC also has interests in a Lexington, Neb., ethanol plant, two wind power projects, and a biomass plant in upstate New York.

Conference Call: Mr. Lant will conduct a conference call with investors to review financial results at 2:00 p.m. (ET) today, October 29, 2007. Dial-in:
1-800-230-1085; Conference Name "CH Energy Group." Supplemental materials will be posted to the Company's Web site at www.CHEnergyGroup.com to assist participants in following the Conference Call presentation. A digitized replay of the call will be available from 7:15 p.m. (ET) on October 29, 2007, until 11:59 p.m. (ET) on November 5, 2007, by dialing 1-800-475-6701 and entering access code # 890732. In addition, the call will be Web cast live in listen-only mode and available for replay for approximately 30 days within the Investor Relations section of the Company's Web site at www.CHEnergyGroup.com

Forward-Looking Statements -

      Statements included in this News Release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including "anticipates," "intends," "estimates," "believes," "projects," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group and its subsidiaries' future business prospects, revenues, proceeds, working capital, liquidity, income, and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: weather; fuel prices; corn and ethanol prices; plant capacity factors; energy supply and demand; interest rates; potential future acquisitions; developments in the legislative, regulatory, and competitive environment; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group and its subsidiaries' undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

                              CH ENERGY GROUP, INC.
                        CONSOLIDATED STATEMENT OF INCOME

                                                                        (Unaudited)                         (Unaudited)
                                                                      3 Months Ended                       9 Months Ended
                                                                       September 30,                        September 30,
                                                                ----------------------------       ------------------------------
                                                                    2007             2006              2007               2006
                                                                -----------      -----------       -----------        -----------
                                                                                     (Thousands of Dollars)
Operating Revenues
  Electric                                                      $   167,949      $   154,723       $   470,069        $   398,700
  Natural Gas                                                        21,622           18,384           126,055            125,651
  Competitive Business Subsidiaries                                  70,545           66,713           278,354            246,592
                                                                -----------      -----------       -----------        -----------
    Total Operating Revenues                                        260,116          239,820           874,478            770,943
                                                                -----------      -----------       -----------        -----------

Operating Expenses
  Operations - Purchased Electricity and Fuel Used in
            Electric Generation, Purchased Natural Gas,
            and Purchased Petroleum                                 175,532          158,979           593,440            525,854
  Other Expenses of Operation - Regulated Activities                 38,589           31,698           115,747             90,193
  Other Expenses of Operation - Comp. Bus. Subsidiaries              17,409           12,668            53,958             43,222
  Depreciation and Amortization                                       8,956            8,843            27,086             26,920
  Taxes, Other Than Income Tax                                        8,990            8,968            26,137             25,089
                                                                -----------      -----------       -----------        -----------
    Total Operating Expenses                                        249,476          221,156           816,368            711,278
                                                                -----------      -----------       -----------        -----------

Operating Income                                                     10,640           18,664            58,110             59,665
                                                                -----------      -----------       -----------        -----------

Other Income and Deductions
  Income from unconsolidated affiliates                                 171              334             1,715              1,265
  Interest and Investment Income                                      1,685            1,968             6,079              7,660
  Other - Net                                                            --              (93)           (1,018)              (127)
                                                                -----------      -----------       -----------        -----------
    Total Other Income                                                1,856            2,209             6,776              8,798
                                                                -----------      -----------       -----------        -----------

Interest Charges
  Interest on Debt                                                    4,616            4,115            13,603             12,139
  Other Interest                                                      1,340            1,147             3,212              3,130
                                                                -----------      -----------       -----------        -----------
    Total Interest Charges                                            5,956            5,262            16,815             15,269
                                                                -----------      -----------       -----------        -----------

Income Before Income Taxes and
  Preferred Dividends of Subsidiary and Minority Interest             6,540           15,611            48,071             53,194

  Income Taxes                                                        1,885            4,392            16,141             19,250

  Minority Interest                                                      84                7               (13)              (121)
                                                                -----------      -----------       -----------        -----------

Income Before Preferred Dividends of Subsidiary                       4,571           11,212            31,943             34,065

  Cumulative Preferred Stock Dividends of Subsidiary                    242              242               727                727
                                                                -----------      -----------       -----------        -----------

Net Income                                                            4,329           10,970            31,216             33,338

Dividends Declared on Common Stock                                       --*           8,511            17,023*            25,534
                                                                -----------      -----------       -----------        -----------

Amount Retained in the Business                                 $     4,329      $     2,459       $    14,193        $     7,804
                                                                ===========      ===========       ===========        ===========

Avg. Shares of Common Stock Outstanding -  (Basic) (000s)            15,762           15,762            15,762             15,762
Avg. Shares of Common Stock Outstanding - (Diluted) (000s)           15,785           15,777            15,786             15,776

Earnings Per Share -  (Basic)                                   $      0.27      $      0.70       $      1.98        $      2.12
Earnings Per Share - (Diluted)                                  $      0.27      $      0.70       $      1.97        $      2.11

Dividends Declared Per Share                                    $      0.00      $      0.54       $      1.08        $      1.62

* Does not reflect dividend of $8,511 declared on October 2, 2007.

                              CH ENERGY GROUP, INC.
                           CONSOLIDATED BALANCE SHEET

                                                             September 30,      December 31,
                                                               2007 (1)            2006 (2)
                                                             -------------      ------------
                    ASSETS                                        (Thousands of Dollars)
UTILITY PLANT
  Utility plant                                               $1,158,012         $1,120,551
    Less: Accumulated depreciation                               353,867            344,540
                                                              ----------         ----------

                                                                 804,145            776,011
  Construction work in progress                                   60,868             51,041
                                                              ----------         ----------

  Net Utility Plant                                              865,013            827,052
                                                              ----------         ----------

OTHER PROPERTY AND PLANT - NET                                    30,131             33,822
                                                              ----------         ----------

CURRENT ASSETS
  Cash and cash equivalents                                       27,603             24,121
  Short-term investments - available-for-sale securities          20,250             42,611
  Accounts receivable - net                                      101,907             80,862
  Fuel, materials and supplies                                    38,170             27,930
  Fair value of derivative instruments                               143                 --
  Regulatory assets                                               38,332             31,332
  Special deposits and prepayments                                32,865             34,899
  Accumulated deferred income tax                                  6,011              5,875
  Other                                                           12,611             17,478
                                                              ----------         ----------

                                                                 277,892            265,108
                                                              ----------         ----------

DEFERRED CHARGES AND OTHER ASSETS                                337,640            334,550
                                                              ----------         ----------

      TOTAL                                                   $1,510,676         $1,460,532
                                                              ==========         ==========

    CAPITALIZATION and LIABILITIES

CAPITALIZATION
  Common Equity (3)                                           $  528,109         $  512,862
  Cumulative Preferred Stock:
    Not subject to mandatory redemption                           21,027             21,027
  Long-term debt                                                 403,891            337,889
                                                              ----------         ----------

                                                                 953,027            871,778
                                                              ----------         ----------

CURRENT LIABILITIES
  Current maturities of long-term debt                                --             33,000
  Notes payable                                                   36,000             13,000
  Accounts payable                                                38,480             41,840
  Accrued interest                                                 3,432              5,645
  Dividends payable                                                  242(4)           8,754
  Customer Advances and Deposits                                  30,850             33,686
  Regulatory liabilities                                          12,226             21,651
  Fair value of derivative instruments                             7,284              3,582
  Other                                                           29,924             28,930
                                                              ----------         ----------

                                                                 158,438            190,088
                                                              ----------         ----------

DEFERRED CREDITS AND OTHER LIABILITIES                           253,991            258,739
                                                              ----------         ----------

MINORITY INTEREST                                                  1,454              1,481
                                                              ----------         ----------

ACCUMULATED DEFERRED INCOME TAX                                  143,766            138,446
                                                              ----------         ----------

      TOTAL                                                   $1,510,676         $1,460,532
                                                              ==========         ==========

(1)   Unaudited

(2) Subject to explanations contained in the Annual Report on Form 10-K of the Company to the SEC for the Year ended December 31, 2006.

(3)   Shares outstanding at September 30, 2007 = 15,762,000.
      Shares outstanding at Dec. 31, 2006 = 15,762,000.

(4)   Does not reflect $8,511 dividend declared on October 2nd, 2007.

                              CH ENERGY GROUP, INC.
                          EARNINGS PER SHARE BY SEGMENT

                                             (Unaudited)                 (Unaudited)
Consolidated CH Energy Group               3 Months Ended              9 Months Ended
                                            September 30,               September 30,
                                      -----------------------       ----------------------
                                        2007           2006           2007          2006
                                      --------       --------       --------      --------
Central Hudson - Electric             $   0.48       $   0.71       $   1.21      $   1.30
Central Hudson - Natural Gas          $  (0.11)      $  (0.04)      $   0.31      $   0.43

Griffith                              $  (0.21)      $  (0.15)      $   0.11      $     --

Other Businesses and Investments      $   0.11       $   0.18       $   0.35      $   0.39

                                      --------       --------       --------      --------
Earnings per Share  (basic)           $   0.27       $   0.70       $   1.98      $   2.12
                                      ========       ========       ========      ========

                                      --------       --------       --------      --------
Earnings per Share  (diluted)         $   0.27       $   0.70       $   1.97      $   2.11
                                      ========       ========       ========      ========